                                                                    Exhibit 12.1


                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)



                                                SIX MONTHS ENDED                    FISCAL YEARS ENDED NOVEMBER 30,
                                             ---------------------    --------------------------------------------------------
                                               MAY 31,     MAY 31,
                                                2001        2000        2000        1999        1998        1997        1996
                                             ---------    --------    --------    --------    --------    --------    --------
EARNINGS FROM CONTINUING OPERATIONS:
Pre-tax income from continuing operations..  $ 241,093      96,151     375,635     285,477     240,114      85,727      84,429
Adjustments to pre-tax income from
   continuing operations:
Fixed charges .............................     78,529      47,830     142,654      73,020      63,792      63,483      49,100
Interest capitalized ......................    (64,334)    (37,937)   (117,444)    (54,792)    (45,930)    (32,600)    (23,200)
Adjustment for undistributed earnings and
   losses of unconsolidated 50% or less
   owned entities .........................      2,644       1,884       6,928      (8,197)      1,050          15          50
Previously capitalized interest amortized..     53,114      29,728      98,601      49,011      43,216      25,600      20,500
                                             ---------    --------    --------    --------    --------    --------    --------
"Earnings" ................................  $ 311,046     137,656     506,374     344,519     302,242     142,225     130,879
                                             =========    ========    ========    ========    ========    ========    ========
FIXED CHARGES:
Interest incurred .........................  $  71,244      43,288     130,458      64,908      59,043      63,483      49,100
Interest component of rent expense(1) .....      7,285       4,542      12,196       8,112       4,749          --          --
                                             ---------    --------    --------    --------    --------    --------    --------
"Fixed Charges" ...........................  $  78,529      47,830     142,654      73,020      63,792      63,483      49,100
                                             =========    ========    ========    ========    ========    ========    ========
EARNINGS TO FIXED CHARGES INCLUDING
   LIMITED-PURPOSE FINANCE SUBSIDIARIES ...        4.0         2.9         3.5         4.7         4.7         2.2         2.7


-----------------

(1)      The interest component of rent expense was not material prior to 1998.

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)


                                                 SIX MONTHS ENDED                   FISCAL YEARS ENDED NOVEMBER 30,
                                             ---------------------    --------------------------------------------------------
                                               MAY 31,     MAY 31,
                                                2001        2000        2000        1999        1998        1997        1996
                                             ---------    --------    --------    --------    --------    --------    --------
EARNINGS FROM CONTINUING OPERATIONS:
Pre-tax income from continuing operations..  $ 241,093      96,151     375,635     285,477     240,114      85,727      84,429
Adjustments to pre-tax income from
   continuing operations:
Fixed charges .............................     77,898      46,962     141,047      70,789      60,541      58,969      43,900
Interest capitalized ......................    (64,334)    (37,937)   (117,444)    (54,792)    (45,930)    (32,600)    (23,200)
Adjustment for undistributed earnings and        6,928      (8,197)      1,050          15          50
   losses of unconsolidated 50% or less
   owned entities .........................      2,644       1,884
Previously capitalized interest amortized..     53,114      29,728      98,601      49,011      43,216      25,600      20,500
                                             ---------     -------    --------     -------     -------     -------     -------
"Earnings" ................................  $ 310,415     136,788     504,767     342,288     298,991     137,711     125,679
                                             =========     =======    ========     =======     =======     =======     =======
FIXED CHARGES:
Interest incurred (excluding
   limited-purpose financing
   subsidiaries) ..........................  $  70,613      42,420     128,851      62,677      55,792      58,969      43,900
Interest component of rent expense(1) .....      7,285       4,542      12,196       8,112       4,749          --          --
                                             ---------     -------    --------     -------     -------     -------     -------
"Fixed Charges" ...........................  $  77,898      46,962     141,047      70,789      60,541      58,969      43,900
                                             =========     =======    ========     =======     =======     =======     =======
EARNINGS TO FIXED CHARGES EXCLUDING
   LIMITED-PURPOSE FINANCE SUBSIDIARIES ...        4.0         2.9         3.6         4.8         4.9         2.3         2.9

--------------

(1)   The interest component of rent expense was not material prior to 1998.